Exhibit 1.01

LEHMAN BROTHERS HOLDINGS INC.

Medium-Term Notes, Series H

PURCHASE AGREEMENT

[             ], 20[    ]

Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019

Attention: Treasurer

Lehman Brothers Holdings Inc., a Delaware corporation (the “Company”), has previously entered into a Distribution Agreement dated May 18, 2005 (the “Distribution Agreement”), between the Company and Lehman Brothers Inc. (the “Agent”), with respect to the issue and sale by the Company of its Medium Term Notes, Series H (“Securities”), pursuant to an Indenture dated as of September 1, 1987, as amended, between the Company and Citibank, N.A., as Trustee. The Distribution Agreement permits the Company to enter into an agreement with the Agent and/or one or more additional persons to purchase Securities as principals.

1.             Each of the purchasers identified on Schedule I attached hereto (each a “Purchaser”) agrees, severally and not jointly, to purchase, at the purchase price (equal to the Issue Price less the Agents’ Commission) set forth in the Pricing Supplement dated [           ], 20[    ], attached as Schedule II hereto (the “Pricing Supplement”), the principal amount of Securities described below set forth next to such Purchaser’s name on Schedule I attached hereto.

The Securities have the terms set forth in the Pricing Supplement.

2.             Each Purchaser’s obligation to purchase Securities hereunder is subject to the accuracy, as of the Settlement Date, of your representations and warranties contained in the Distribution Agreement and to your performance and observance of all applicable covenants and agreements contained therein, and the satisfaction of all conditions precedent contained therein, including, without limitation, those pursuant to Sections 5, 6 and 7 thereof. Each Purchaser’s obligation to purchase Securities hereunder is subject to the further condition precedent that the Company shall have furnished to each Purchaser copies of the most recent documents (including any prior documents referred to therein) previously delivered to the Agent pursuant to Sections 5 and 6 of the Distribution Agreement and such further information, certificates and documents as the Lead Manager, in its sole discretion, or counsel to Purchasers may reasonably request.

The “Lead Manager” for the Securities described in this Agreement is Lehman Brothers Inc. Pursuant to the last sentence of Section 11(a) of the Distribution Agreement, the

Lead Manager hereby requests the delivery of, and it is hereby agreed that there shall be delivered, documents pursuant to Sections 6(b), 6(c), and 6(d) of the Distribution Agreement, except that, for purposes of the opinion delivered pursuant to Section 6(c), the ultimate paragraph of Section 5(b) shall be deemed to be deleted and replaced with the following:

“Such counsel shall also have furnished a statement that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as to those matters stated in paragraph (ii) of such opinion), such counsel has no reason to believe that (i) the Registration Statement, as of the latest Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (ii) the Prospectus as of its date and as of such delivery date contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no statement need be made as to the financial statements or other financial or statistical data or the Form T-1 included or incorporated by reference therein) or (iii) the most recent Preliminary Prospectus, together with the final term sheet prepared pursuant to Section 5(a) hereof, as of the Applicable Time, and except that no statement need be made as to the underwriting discount or selling concession, the final distribution terms of the offering of the Notes or information based upon or derived therefrom, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no statement need be made as to the financial statements or other financial or statistical data or the Form T-1 included or incorporated by reference therein). In rendering such opinion and statement, such counsel may rely upon opinions of local counsel satisfactory to the Representative(s) for matters not governed by New York law and may rely as to matters of fact, to the extent he deems proper, upon certificates or affidavits of officers of the Company, the Trustee and public officials. Such counsel may rely on a certificate of the Trustee with respect to the execution of the Securities by the Company and the authentication thereof by the Trustee.”

In accordance with Section 11(a) of the Distribution Agreement, each of the Company and each Purchaser (other than Lehman Brothers Inc.) hereby confirms that, with effect from the date hereof solely in respect of the issue of the Securities described above (the “Issue”), each Purchaser shall become a party to, and an Agent under, the Distribution Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of an Agent as if originally named as such under the Distribution Agreement.

Such appointment is limited to the Issue and is not for any other issue of Securities of the Company pursuant to the Distribution Agreement, and such appointment will terminate upon issue of the Securities comprising the Issue, but without prejudice to any rights, duties or obligations which have arisen prior to such termination.

3.             (a)           Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement, except that

(i)    “Agent,” as used in the Distribution Agreement, shall be deemed to refer, where applicable and for purposes of this Agreement, only to the Purchasers (except for references in the Distribution Agreement to Agent where such Agent has discretion, in which case Agent shall mean the Lead Manager). For purposes of Section 12 of the Distribution Agreement, the Lead Manager confirms that its notice details are as set forth immediately beneath its name;

(ii)   “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement.

(iii)  “Marketing Period,” means each period during which solicitations of offers to purchase Securities have not been suspended or during which, in the opinion of counsel to the Agent, a prospectus relating to the Securities (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required to be delivered under the Securities Act;

(iv)  “Prospectus” means the final prospectus relating to the Securities, including the Base Prospectus and any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b); and

(v)   “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or Prospectus deemed to be a part thereof pursuant to Rule 430B of the Rules and Regulations, and all exhibits to such registration statement.

(b)      The following terms shall have the following meanings for the purpose of this Agreement:

(i)    “Applicable Time” means [   :   ] [a.m.][p.m.] (New York City time) on the date of this Agreement;

(ii)   “Effective Date” means any date as of which any part of such registration statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii)  “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities;

(iv)  “Preliminary Prospectus” means any preliminary prospectus relating to the Securities, including the Base Prospectus and any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b); and

(v)   “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed by the Company on or before the Applicable Time and the pricing terms for the offering of the Securities and the terms and conditions of the Securities specified in a final term sheet prepared and filed pursuant to Section 5(a) hereof.

4.             (a)           For purposes of this agreement, the last sentence of Section 1(b) of the Distribution Agreement is hereby deleted and replaced with:

“The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.”

(b)           The Company represents and warrants to the Purchasers that the Pricing Disclosure Package will not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or through the Lead Managers on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 11(b) of this Agreement, or to any statements in or omissions from the Form T-1.

5.             The Company covenants and agrees with the Purchasers that:

(a)           The Company will cause the Prospectus to be filed with the Commission pursuant to Rule 424(b) as required thereby and, if requested by the Lead Manager prior to the Applicable Time, will prepare a final term sheet, containing solely a description of the final terms of the Securities and of the offering, in the form set forth on Schedule III hereto and file such term sheet pursuant to and in the time period required by Rule 433(d).

(b)           For purposes of this agreement, clause (iii) of Section 3(a) of the Distribution Agreement is hereby deleted and replaced with:

“of the issuance by the Commission of any stop order preventing or suspending the use of the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, or suspending the effectiveness of the Registration Statement or the qualification of the Indenture, or the institution or threatening of any proceedings for that purpose”

6.             (a)           In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Purchaser represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it, to the best of its knowledge after due inquiry, has not made and will not make an offer of Securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State:

(i)    in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(ii)   at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(iii)  at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iv)  at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this paragraph, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(b)           Each Purchaser represents and agrees that, to the best of its knowledge after due inquiry:

(i)    in relation to any Securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Securities would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer;

(ii)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(iii)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom.

(c)           Each Purchaser has agreed that it will comply with all applicable laws and regulations in force in any jurisdiction in which it offers or sells the Securities or possesses or distributes the prospectus supplement, the accompanying prospectus or any other offering material and will obtain any consent, approval or permission required by it for the offer or sale by it of the Securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such offers or sales.

7.             Each of the Purchasers agrees to perform its duties and obligations specifically provided to be performed by each of the Purchasers in accordance with the terms and provisions of the Distribution Agreement and the Procedures, as amended or supplemented hereby.

8.             Each Purchaser severally represents and warrants to, and agrees with, the Company and each other Purchaser that it has not made, and will not make, any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) without the prior written consent of the Company and the Lead Manager, other than one or more free writing prospectuses relating to the Securities containing customary information not inconsistent with the final term sheet prepared and filed by the Company pursuant to Section 5(a) hereof and conveyed to purchasers of Securities.

9.             This Agreement shall be subject to the termination provisions of Section 10 of the Distribution Agreement.

10.           If one or more of the Purchasers shall fail at the Settlement Date to purchase the Securities which it or they are obligated to purchase (the “Defaulted Securities”), then the non-defaulting Purchasers (the “non-defaulting Purchasers”) shall have the right, within 24 hours thereafter, to make arrangements for one or more of them to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(a)           if the aggregate principal amount of Defaulted Securities does not exceed 9.09% of the aggregate principal amount of Securities to be so purchased hereunder on the Settlement Date, the non-defaulting Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all non-defaulting Purchasers; or

(b)           if the aggregate principal amount of Defaulted Securities exceeds 9.09% of the aggregate principal amount of Securities to be so purchased hereunder on the Settlement Date, this agreement shall terminate without liability on the part of any non-defaulting Purchaser.

No action taken pursuant to this paragraph shall relieve any defaulting Purchaser from liability in respect of its default. In the event of any such default which does not result in a termination of this agreement, either the non-defaulting Purchasers or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Prospectus Supplement, the Pricing Supplement or any other documents or arrangements.

11.           (a)           For purposes of this agreement, section 7(a) is hereby deleted and replaced with:

“The Company shall indemnify and hold harmless each Purchaser, its officers and employees and each person, if any, who controls such Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action or pending action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which such Purchaser, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or pending action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto or (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act used or referred to in any “free writing prospectus” (as defined in Rule 405) with the consent of the Company and used or referred to by the Purchaser, (ii) the omission or alleged omission to state therein any material fact required to be stated  therein or necessary to make the statements therein not misleading, and shall reimburse such Purchaser and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Purchaser, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, action or pending action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, action or pending action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information concerning such Purchaser furnished to the Company by or on behalf of such Purchaser specifically for use in connection with the preparation thereof, which information is specified in Section 11(b) of this Agreement. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Purchaser or to any officer, employee or controlling person of such Purchaser.”

(b)           Section 7(b) is hereby deleted and replaced with:

“Each Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, its officers, employees, each of its  directors, and  each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action or pending action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or pending action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained  in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) the omission  or alleged omission to state therein any  material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Purchaser furnished to the Company by or on  behalf of such Purchaser specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, action or pending action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that each Purchaser may otherwise have to the Company or any such director, officer, employee or controlling person. The Purchasers severally confirm and the Company acknowledges and agrees that the statements regarding delivery of the Securities by the Purchasers and the list of advertising names of the Purchasers set forth on the cover page of, and the list of legal names of the Purchasers, the concession figures, the paragraph relating to stabilization by the Purchasers and the paragraph relating to Market Axess appearing under the caption “Plan of Distribution and “Supplemental Information Concerning the Plan of Distribution” in, the Pricing Disclosure Package and the Prospectus constitute the only information furnished to the Company by or on behalf of such Purchaser specifically for use in connection with the preparation thereof.

12.           Notwithstanding anything in the Distribution Agreement to the contrary, the obligations of the Purchasers under Section 7 of the Distribution Agreement are several and not joint, and in no case shall any Purchaser (except as may be provided in any agreement among them) be responsible under Section 7(d) to contribute any amount by which the total price at which the Securities purchased by it exceeds the amount of any damages which the Purchaser has otherwise paid or become liable to pay with respect to the Securities purchased by such Purchaser hereunder.

13.           The Company acknowledges that the Purchasers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Purchasers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Purchasers’ investment banking divisions. The Company acknowledges that each of the Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14.           The Company acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Purchasers:  (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Purchasers, on the other, exists; (ii) the Purchasers are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company, on the one hand, and the Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Purchasers may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Purchasers and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Purchasers with respect to any breach of fiduciary duty in connection with this offering.

15.           This Agreement shall be governed by and construed in accordance with the laws of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance hereof in the space provided for that purpose below.

LEHMAN BROTHERS INC.
As Representative of the Purchasers named in
Schedule I annexed hereto

By:
Name:
Title:

Accepted: [ ], 20[ ]

LEHMAN BROTHERS HOLDINGS INC.

By
Name:
Title:

Schedule I

Purchaser	Principal Amount of Securities

Schedule II

[Pricing Supplement]

Schedule III

[Final Term Sheet]